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                                                               EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 333-26743, 333-61467, 333-74490 and 333-118861) of
Cenveo, Inc. of our report dated February 2, 2007, with respect to the consolidated financial statements of Supremex Income Fund as at December 31, 2006 and for the 276-day period then ended, included in the Annual Report of Cenveo, Inc. (Form 10-K/A) for the year ended December 31, 2006.

                                                /S/  ERNST & YOUNG LLP
                                          ---------------------------------

Montreal, Canada
June 26, 2007